UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2018

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)    Effective October 16, 2018, the Board of Directors of Ciena Corporation (“Ciena”) increased the size of the Board to nine directors and appointed Joanne B. Olsen to fill the newly created vacancy in Class II of the Board. The term of office for Class II directors does not expire until the 2020 Annual Meeting. However, in accordance with Ciena’s Second Amended and Restated Bylaws, Ms. Olsen will stand for election at the 2019 Annual Meeting of stockholders to serve the remainder of the Class II term, or until her successor is duly elected and qualified. Also effective October 16, 2018, Ms. Olsen was appointed to serve on both the Compensation Committee and the Governance and Nominations Committee of the Board.

Ms. Olsen, age 60, most recently served as Executive Vice President of Global Cloud Services and Support at Oracle until her retirement in August 2017. In that role, she drove Oracle’s cloud transformation services and support strategy, partnering with leaders across all business units. Ms. Olsen led a team of cloud customer experience experts, covering consulting, support, implementation, education and managed cloud services. She previously served as Senior Vice President and leader of Oracle's applications sales, alliances, and consulting organizations in North America. Ms. Olsen began her career with IBM, where, over the course of more than three decades, she held a variety of executive management positions across sales, global financing and hardware. Ms. Olsen also serves on the board of directors of Teradata Corporation.

The Board also approved the grant, effective as of November 1, 2018, of a restricted stock unit award representing shares of Ciena common stock with a target delivered value of approximately $92,600. The amount of the award reflects Ciena's standard compensation program for initial equity awards to new directors, pro-rated based on the date of election by the Board. Provided Ms. Olsen continues her service on the Board, the restricted stock unit award will vest in its entirety on December 20, 2019. In connection with her service on the Board of Directors, Ms. Olsen will also be entitled to the standard non-employee director compensation arrangements as set forth under the heading “Director Compensation” in Ciena’s most recent proxy statement filed with the SEC.

A copy of the press release announcing the appointment of Ms. Olsen to Ciena's Board of Directors is furnished as Exhibit 99.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)    The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit 99.1	Press Release dated October 18, 2018 issued by Ciena Corporation, announcing the appointment of Ms. Olsen to Ciena's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: October 18, 2018	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary